Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Second Quarter Ended June 30, 2024 and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — August 1, 2024 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its second quarter ended June 30, 2024, and the declaration of a cash dividend.

For the second quarter ended June 30, 2024, revenue increased 5.1% to $1,759.7 million, compared to $1,674.5 million for the same quarter, prior year. Income from operations was $157.8 million for the second quarter ended June 30, 2024, compared to $159.2 million for the same quarter, prior year. Net income increased 3.2% to $94.8 million for the second quarter ended June 30, 2024, compared to $91.9 million for the same quarter, prior year. Adjusted EBITDA increased 3.1% to $226.3 million for the second quarter ended June 30, 2024, compared to $219.5 million for the same quarter, prior year. Earnings per common share and adjusted earnings per common share was $0.60 for the second quarter ended June 30, 2024, compared to $0.61 for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the six months ended June 30, 2024, revenue increased 6.3% to $3,548.5 million, compared to $3,339.5 million for the same period, prior year. Income from operations increased 13.2% to $351.8 million for the six months ended June 30, 2024, compared to $310.7 million for the same period, prior year. Net income increased 19.7% to $211.9 million for the six months ended June 30, 2024, compared to $177.1 million for the same period, prior year. Adjusted EBITDA increased 12.6% to $488.2 million for the six months ended June 30, 2024, compared to $433.5 million for the same period, prior year. Earnings per common share increased 15.4% to $1.35 for the six months ended June 30, 2024, compared to $1.17 for the same period, prior year. Adjusted earnings per common share increased 17.1% to $1.37 for the six months ended June 30, 2024, compared to $1.17 for the same period, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of June 30, 2024, Select Medical operated 107 critical illness recovery hospitals in 29 states, 33 rehabilitation hospitals in 13 states, 1,925 outpatient rehabilitation clinics in 39 states and the District of Columbia, and 547 occupational health centers in 41 states. At June 30, 2024, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the second quarter ended June 30, 2024, revenue for the critical illness recovery hospital segment increased 5.2% to $604.9 million, compared to $575.1 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 9.7% to $71.8 million for the second quarter ended June 30, 2024, compared to $65.5 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 11.9% for the second quarter ended June 30, 2024, compared to 11.4% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for the second quarters ended June 30, 2024 and 2023.

For the six months ended June 30, 2024, revenue for the critical illness recovery hospital segment increased 7.9% to $1,260.8 million, compared to $1,169.0 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 32.0% to $187.8 million for the six months ended June 30, 2024, compared to $142.3 million for the same period, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 14.9% for the six months ended June 30, 2024, compared to 12.2% for the same period, prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for the six months ended June 30, 2024 and 2023.

Rehabilitation Hospital Segment

For the second quarter ended June 30, 2024, revenue for the rehabilitation hospital segment increased 11.2% to $267.8 million, compared to $240.9 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 13.3% to $62.0 million for the second quarter ended June 30, 2024, compared to $54.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 23.1% for the second quarter ended June 30, 2024, compared to 22.7% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for the second quarters ended June 30, 2024 and 2023.

For the six months ended June 30, 2024, revenue for the rehabilitation hospital segment increased 13.0% to $533.5 million, compared to $472.3 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 21.0% to $123.4 million for the six months ended June 30, 2024, compared to $101.9 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 23.1% for the six months ended June 30, 2024, compared to 21.6% for the same period, prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for the six months ended June 30, 2024 and 2023.

Outpatient Rehabilitation Segment

For the second quarter ended June 30, 2024, revenue for the outpatient rehabilitation segment increased 4.1% to $315.5 million, compared to $303.0 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $28.8 million for the second quarter ended June 30, 2024, compared to $32.9 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 9.1% for the second quarter ended June 30, 2024, compared to 10.8% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for the second quarters ended June 30, 2024 and 2023.

For the six months ended June 30, 2024, revenue for the outpatient rehabilitation segment increased 3.3% to $618.7 million, compared to $598.9 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $53.7 million for the six months ended June 30, 2024, compared to $63.0 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 8.7% for the six months ended June 30, 2024, compared to 10.5% for the same period, prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for the six months ended June 30, 2024 and 2023.

Concentra Segment

For the second quarter ended June 30, 2024, revenue for the Concentra segment increased 2.3% to $477.9 million, compared to $467.1 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment increased 1.2% to $101.6 million for the second quarter ended June 30, 2024, compared to $100.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 21.3% for the second quarter ended June 30, 2024, compared to 21.5% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for the second quarters ended June 30, 2024 and 2023.

For the six months ended June 30, 2024, revenue for the Concentra segment increased 2.4% to $945.5 million, compared to $923.4 million for the same period, prior year. Adjusted EBITDA for the Concentra segment increased 1.9% to $197.7 million for the six months ended June 30, 2024, compared to $194.1 million for the same period, prior year. The Adjusted EBITDA margin for the Concentra segment was 20.9% for the six months ended June 30, 2024, compared to 21.0% for the same period, prior year. Certain Concentra key statistics are presented in table VIII of this release for the six months ended June 30, 2024 and 2023.

Dividend

On July 31, 2024, Select Medical’s Board of Directors declared a cash dividend of $0.125 per share. The dividend will be payable on or about August 30, 2024, to stockholders of record as of the close of business on August 14, 2024.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s Board of Directors after taking into account various factors, including, but not limited to, Select Medical’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s Board of Directors may deem to be relevant.

Stock Repurchase Program

The Board of Directors of Select Medical has authorized a common stock repurchase program to repurchase up to $1.0 billion worth of shares of its common stock. The common stock repurchase program will remain in effect until December 31, 2025, unless further extended or earlier terminated by the Board of Directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

Select Medical did not repurchase shares under its authorized stock repurchase program during the six months ended June 30, 2024. Since the inception of the common stock repurchase program through June 30, 2024, Select Medical has repurchased 48,234,823 shares at a cost of approximately $600.3 million, or $12.45 per share, which includes transaction costs.

Concentra Group Holdings Parent Initial Public Offering and Debt Transactions

On July 26, 2024, Concentra Group Holdings Parent (“Concentra”), a wholly-owned subsidiary of Select, completed an initial public offering (“IPO”) of 22,500,000 shares of its common stock, par value $0.01 per share, at an initial public offering price of $23.50 per share for gross proceeds of $528.8 million. In addition, Concentra has granted the underwriters a 30-day option to purchase up to an additional 3,375,000 shares of its common stock. Concentra shares began trading on the New York Stock Exchange under the symbol “CON” on July 25, 2024. In connection with the offering, Concentra Health Services, Inc. (“CHSI”), a wholly-owned subsidiary of Concentra, entered into certain financing arrangements which include Credit Facilities and $650.0 million aggregate principal amount of 6.875% Senior Notes due 2032 (the “Notes”). The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Concentra and certain of its wholly-owned subsidiaries. The Notes bear interest at a rate of 6.875% per annum and mature on July 15, 2032. The Credit Facilities consist of a $850.0 million Term Loan and a $400.0 million Revolving Credit Facility. The Term Loan matures on July 26, 2031, and has an interest rate of Term SOFR plus 2.25%, subject to a leverage-based pricing grid. The Revolving Credit Facility matures on July 26, 2029, and has an interest rate of Term SOFR plus 2.50%, subject to a leverage-based pricing grid.

The net proceeds of the IPO and the debt financing transactions, except for $34.7 million, were used to repay $1.9 billion of Select’s Credit Facilities.

Business Outlook

Select Medical is reaffirming its 2024 business outlook, which was provided most recently in its May 2, 2024, press release. Select Medical expects revenue to be in the range of $6.9 billion to $7.1 billion, Adjusted EBITDA to be in the range of $845 million to $885 million, fully diluted earnings per share to be in the range of $1.95 to $2.19 and adjusted earnings per share to be in the range of $1.96 to $2.20. Reconciliations of full year 2024 Adjusted EBITDA expectations to net income and adjusted earnings per share to fully diluted earnings per share are presented in table XI of this release.

Conference Call

Select Medical will host a conference call regarding its second quarter results and its business outlook on Friday, August 2, 2024, at 9:00am ET. The conference call will be a live webcast and can be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com. A replay of the webcast will be available shortly after the call through the same link.

For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Select Medical Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical’s 2024 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	adverse economic conditions including an inflationary environment could cause us to continue to experience increases in the prices of labor and other costs of doing business resulting in a negative impact on our business, operating results, cash flows, and financial condition;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, and/or the inability to attract or retain qualified healthcare professionals could limit our ability to staff our facilities;

•	shortages in qualified health professionals could cause us to increase our dependence on contract labor, increase our efforts to recruit and train new employees, and expand upon our initiatives to retain existing staff, which could increase our operating costs significantly;

•	public threats such as a global pandemic, or widespread outbreak of an infectious disease, similar to the COVID-19 pandemic, could negatively impact patient volumes and revenues, increase labor and other operating costs, disrupt global financial markets, and/or further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources, or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	failure to complete or achieve some or all the expected benefits of the potential separation of Concentra;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the annual report on Form 10-K for the year ended December 31, 2023.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2023 and 2024

(In thousands, except per share amounts, unaudited)

	2023	2024	% Change
Revenue	$1,674,528	$1,759,663	5.1%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,423,603	1,498,044	5.2
General and administrative	42,508	49,878	17.3
Depreciation and amortization	49,939	53,939	8.0
Total costs and expenses	1,516,050	1,601,861	5.7
Other operating income	726	(2)	N/M
Income from operations	159,204	157,800	(0.9)
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	10,501	6,315	(39.9)
Interest expense	(48,997)	(37,107)	(24.3)
Income before income taxes	120,708	127,008	5.2
Income tax expense	28,848	32,242	11.8
Net income	91,860	94,766	3.2
Less: Net income attributable to non-controlling interests	13,623	17,203	26.3
Net income attributable to Select Medical	$78,237	$77,563	(0.9)%
Basic and diluted earnings per common share:(1)	$0.61	$0.60

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful

II. Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2023 and 2024

(In thousands, except per share amounts, unaudited)

	2023	2024	% Change
Revenue	$3,339,508	$3,548,472	6.3%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	2,842,422	2,992,654	5.3
General and administrative	84,787	98,325	16.0
Depreciation and amortization	102,364	108,008	5.5
Total costs and expenses	3,029,573	3,198,987	5.6
Other operating income	726	2,282	N/M
Income from operations	310,661	351,767	13.2
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	19,057	16,736	(12.2)
Interest expense	(97,568)	(87,870)	(9.9)
Income before income taxes	232,150	280,633	20.9
Income tax expense	55,033	68,700	24.8
Net income	177,117	211,933	19.7
Less: Net income attributable to non-controlling interests	28,075	37,473	33.5
Net income attributable to Select Medical	$149,042	$174,460	17.1%
Basic and diluted earnings per common share:(1)	$1.17	$1.35

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful

III. Earnings per Share

For the Three and Six Months Ended June 30, 2023 and 2024

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three and six months ended June 30, 2023 and 2024:

	Basic and Diluted EPS
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net income	$91,860	$94,766	$177,117	$211,933
Less: net income attributable to non-controlling interests	13,623	17,203	28,075	37,473
Net income attributable to Select Medical	78,237	77,563	149,042	174,460
Less: net income attributable to participating securities	2,877	3,324	5,449	6,801
Net income attributable to common shares	$75,360	$74,239	$143,593	$167,659

The following tables set forth the computation of EPS under the two-class method for the three and six months ended June 30, 2023 and 2024:

	Three Months Ended June 30,
	2023			2024
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$75,360	122,634	$0.61	$74,239	123,946	$0.60
Participating securities	2,877	4,681	$0.61	3,324	5,550	$0.60
Total	$78,237			$77,563

	Six Months Ended June 30,
	2023			2024
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$143,593	122,594	$1.17	$167,659	123,902	$1.35
Participating securities	5,449	4,652	$1.17	6,801	5,026	$1.35
Total	$149,042			$174,460

(1)	Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31,2023	June 30, 2024
Assets
Current Assets:
Cash and cash equivalents	$84,006	$111,160
Accounts receivable	940,335	1,077,984
Other current assets	233,305	175,943
Total Current Assets	1,257,646	1,365,087
Operating lease right-of-use assets	1,188,616	1,252,839
Property and equipment, net	1,023,561	1,030,587
Goodwill	3,513,170	3,525,474
Identifiable intangible assets, net	329,916	316,930
Other assets	376,722	384,385
Total Assets	$7,689,631	$7,875,302
Liabilities and Equity
Current Liabilities:
Payables and accruals	$932,736	$962,648
Current operating lease liabilities	245,400	247,920
Current portion of long-term debt and notes payable	70,329	46,431
Total Current Liabilities	1,248,465	1,256,999
Non-current operating lease liabilities	1,025,867	1,091,784
Long-term debt, net of current portion	3,587,675	3,593,660
Non-current deferred tax liability	143,306	97,647
Other non-current liabilities	110,303	98,682
Total Liabilities	6,115,616	6,138,772
Redeemable non-controlling interests	26,297	29,565
Total equity	1,547,718	1,706,965
Total Liabilities and Equity	$7,689,631	$7,875,302

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2023 and 2024

(In thousands, unaudited)

	2023	2024
Operating activities
Net income	$91,860	$94,766
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	6,275	1,756
Depreciation and amortization	49,939	53,939
Provision for expected credit losses	332	606
Equity in earnings of unconsolidated subsidiaries	(10,501)	(6,315)
Gain on sale or disposal of assets	(16)	(1,066)
Stock compensation expense	10,326	14,413
Amortization of debt discount, premium and issuance costs	609	742
Deferred income taxes	(8,275)	(27,448)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	32,262	56,199
Other current assets	5,745	16,168
Other assets	1,814	(15,210)
Accounts payable and accrued expenses	54,468	89,602
Net cash provided by operating activities	234,838	278,152
Investing activities
Business combinations, net of cash acquired	(7,335)	(588)
Purchases of property, equipment, and other assets	(59,514)	(55,548)
Proceeds from sale of assets	36	2,068
Net cash used in investing activities	(66,813)	(54,068)
Financing activities
Borrowings on revolving facilities	210,000	220,000
Payments on revolving facilities	(325,000)	(385,000)
Borrowings of other debt	850	—
Principal payments on other debt	(15,203)	(14,200)
Dividends paid to common stockholders	(15,924)	(16,254)
Repurchase of common stock	(1,506)	(1,400)
Increase (decrease) in overdrafts	257	(4,908)
Proceeds from issuance of non-controlling interests	12,081	1,749
Distributions to and purchases of non-controlling interests	(16,116)	(5,531)
Net cash used in financing activities	(150,561)	(205,544)
Net increase in cash and cash equivalents	17,464	18,540
Cash and cash equivalents at beginning of period	83,703	92,620
Cash and cash equivalents at end of period	$101,167	$111,160
Supplemental information
Cash paid for interest, excluding amounts received of $20,456 and $22,439 under interest rate cap contract	$49,050	$53,044
Cash paid for taxes	42,419	60,222

VI. Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2023 and 2024

(In thousands, unaudited)

	2023	2024
Operating activities
Net income	$177,117	$211,933
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	8,841	14,130
Depreciation and amortization	102,364	108,008
Provision for expected credit losses	761	1,460
Equity in earnings of unconsolidated subsidiaries	(19,057)	(16,736)
Gain on sale or disposal of assets	(23)	(1,022)
Stock compensation expense	20,508	26,023
Amortization of debt discount, premium, and issuance costs	1,174	1,492
Deferred income taxes	(10,876)	(34,339)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(23,135)	(139,109)
Other current assets	(5,997)	6,557
Other assets	5,472	(12,847)
Accounts payable and accrued expenses	29,129	45,913
Net cash provided by operating activities	286,278	211,463
Investing activities
Business combinations, net of cash acquired	(7,732)	(5,993)
Purchases of property, equipment, and other assets	(118,399)	(108,065)
Investment in businesses	(9,800)	—
Proceeds from sale of assets and businesses	56	2,333
Net cash used in investing activities	(135,875)	(111,725)
Financing activities
Borrowings on revolving facilities	435,000	715,000
Payments on revolving facilities	(535,000)	(650,000)
Payments on term loans	—	(79,085)
Borrowings of other debt	22,298	17,728
Principal payments on other debt	(26,373)	(23,261)
Dividends paid to common stockholders	(31,821)	(32,299)
Repurchase of common stock	(1,506)	(1,400)
Decrease in overdrafts	(467)	(6,648)
Proceeds from issuance of non-controlling interests	14,812	5,751
Distributions to and purchases of non-controlling interests	(24,085)	(18,370)
Net cash used in financing activities	(147,142)	(72,584)
Net increase in cash and cash equivalents	3,261	27,154
Cash and cash equivalents at beginning of period	97,906	84,006
Cash and cash equivalents at end of period	$101,167	$111,160
Supplemental information
Cash paid for interest, excluding amounts received of $38,284 and $44,954 under the interest rate cap contract	$133,581	$141,878
Cash paid for taxes	42,755	60,826

VII. Key Statistics

For the Three Months Ended June 30, 2023, and 2024

(unaudited)

	2023	2024	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	108	107
Revenue (,000)	$575,091	$604,921	5.2%
Number of patient days(b)(c)	276,366	279,241	1.0%
Number of admissions(b)(d)	8,925	8,888	(0.4)%
Revenue per patient day(b)(e)	$2,076	$2,159	4.0%
Occupancy rate(b)(f)	68%	67%	(1.5)%
Adjusted EBITDA (,000)	$65,496	$71,833	9.7%
Adjusted EBITDA margin	11.4%	11.9%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	32	33
Revenue (,000)	$240,856	$267,831	11.2%
Number of patient days(b)(c)	109,680	117,045	6.7%
Number of admissions(b)(d)	7,865	8,325	5.8%
Revenue per patient day(b)(e)	$2,008	$2,113	5.2%
Occupancy rate(b)(f)	84%	84%	0.0%
Adjusted EBITDA (,000)	$54,689	$61,954	13.3%
Adjusted EBITDA margin	22.7%	23.1%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,944	1,925
Working days(g)	64	64
Revenue (,000)	$302,972	$315,496	4.1%
Number of visits(b)(h)	2,720,490	2,827,625	3.9%
Revenue per visit(b)(i)	$100	$100	0.0%
Adjusted EBITDA (,000)	$32,850	$28,769	(12.4)%
Adjusted EBITDA margin	10.8%	9.1%
Concentra
Number of centers operated – end of period(b)	540	547
Working days(g)	64	64
Revenue (,000)	$467,079	$477,915	2.3%
Number of visits(b)(h)	3,267,894	3,214,255	(1.6)%
Revenue per visit(b)(i)	$134	$140	4.5%
Adjusted EBITDA (,000)	$100,391	$101,600	1.2%
Adjusted EBITDA margin	21.5%	21.3%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics.

VIII. Key Statistics

For the Six Months Ended June 30, 2023, and 2024

(unaudited)

	2023	2024	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	108	107
Revenue (,000)	$1,169,017	$1,260,801	7.9%
Number of patient days(b)(c)	563,112	573,863	1.9%
Number of admissions(b)(d)	18,363	18,417	0.3%
Revenue per patient day(b)(e)	$2,067	$2,190	6.0%
Occupancy rate(b)(f)	70%	69%	(1.4)%
Adjusted EBITDA (,000)	$142,269	$187,773	32.0%
Adjusted EBITDA margin	12.2%	14.9%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	32	33
Revenue (,000)	$472,318	$533,531	13.0%
Number of patient days(b)(c)	218,047	233,889	7.3%
Number of admissions(b)(d)	15,523	16,600	6.9%
Revenue per patient day(b)(e)	$1,989	$2,105	5.8%
Occupancy rate(b)(f)	85%	85%	0.0%
Adjusted EBITDA (,000)	$101,905	$123,354	21.0%
Adjusted EBITDA margin	21.6%	23.1%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,944	1,925
Working days(g)	128	128
Revenue (,000)	$598,875	$618,654	3.3%
Number of visits(b)(h)	5,357,260	5,562,751	3.8%
Revenue per visit(b)(i)	$100	$100	0.0%
Adjusted EBITDA (,000)	$63,049	$53,697	(14.8)%
Adjusted EBITDA margin	10.5%	8.7%
Concentra
Number of centers operated – end of period(b)	540	547
Working days(g)	128	128
Revenue (,000)	$923,377	$945,513	2.4%
Number of visits(b)(h)	6,485,839	6,369,910	(1.8)%
Revenue per visit(b)(i)	$134	$139	3.7%
Adjusted EBITDA (,000)	$194,139	$197,742	1.9%
Adjusted EBITDA margin	21.0%	20.9%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics.

IX. Net Income to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2023 and 2024

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of Select Medical’s segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, transaction costs associated with the Concentra separation, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net income	$91,860	$94,766	$177,117	$211,933
Income tax expense	28,848	32,242	55,033	68,700
Interest expense	48,997	37,107	97,568	87,870
Equity in earnings of unconsolidated subsidiaries	(10,501)	(6,315)	(19,057)	(16,736)
Income from operations	159,204	157,800	310,661	351,767
Stock compensation expense:
Included in general and administrative	8,553	11,874	16,958	21,556
Included in cost of services	1,773	2,539	3,549	4,467
Depreciation and amortization	49,939	53,939	102,364	108,008
Concentra separation transaction costs(b)	—	177	—	2,448
Adjusted EBITDA	$219,469	$226,329	$433,532	$488,246

Critical illness recovery hospital	$65,496	$71,833	$142,269	$187,773
Rehabilitation hospital	54,689	61,954	101,905	123,354
Outpatient rehabilitation	32,850	28,769	63,049	53,697
Concentra	100,391	101,600	194,139	197,742
Other(a)	(33,957)	(37,827)	(67,830)	(74,320)
Adjusted EBITDA	$219,469	$226,329	$433,532	$488,246

(a)	Other primarily includes general and administrative costs.

(b)	Concentra separation transaction costs represent incremental consulting, legal, and audit-related fees incurred in connection with the Company’s planned separation of the Concentra segment into a new, publicly traded company and are included within general and administrative expenses on the Condensed Consolidated Statements of Operations. During the three months ended June 30, 2024, an adjustment was made to capitalize Concentra separation transaction costs recognized during the first quarter of 2024.

X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Six Months Ended June 30, 2023 and 2024

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended June 30,
	2023	Per Share(a)	2024	Per Share(a)
Net income attributable to common shares(a)	$75,360	$0.61	$74,239	$0.60
Adjustments:(b)
Concentra separation transaction costs, net of tax	—	—	138	0.00
Adjusted net income attributable to common shares	$75,360	$0.61	$74,377	$0.60

	Six Months Ended June 30,
	2023	Per Share(a)	2024	Per Share(a)
Net income attributable to common shares(a)	$143,593	$1.17	$167,659	$1.35
Adjustments:(b)
Concentra separation transaction costs, net of tax	—	—	1,751	0.01
Adjusted net income attributable to common shares	$143,593	$1.17	$169,410	$1.37	(c)

(a)	Net income attributable to common shares and earnings per common share are calculated based on the weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

(c)	Does not total due to rounding.

XI. Net Income to Adjusted EBITDA and Earnings per Common Share to Adjusted Earnings per Common Share Reconciliations

Business Outlook for the Year Ending December 31, 2024

(In millions, unaudited)

The following are reconciliations of full year 2024 Adjusted EBITDA and adjusted earnings per common share expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX and X for discussion of Select Medical’s use of Adjusted EBITDA and adjusted earnings per common share in evaluating financial performance. Refer to table IX for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2024 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Net income attributable to Select Medical	$252	$284
Net income attributable to non-controlling interests	68	69
Net income	320	353
Income tax expense	96	105
Interest expense	218	218
Equity in earnings of unconsolidated subsidiaries	(43)	(45)
Income from operations	591	631
Stock compensation expense	48	48
Depreciation and amortization	204	204
Concentra separation transaction costs(a)	2	2
Adjusted EBITDA	$845	$885

	Range
Non-GAAP Measure Reconciliation	Low	High
Basic and diluted earnings per common share	$1.95	$2.19
Adjustments:
Concentra separation transaction costs, net of tax (a)	0.01	0.01
Adjusted earnings per common share	$1.96	$2.20

(a)	Concentra separation transaction costs represent incremental consulting, legal, and audit-related fees incurred in connection with the Company’s planned separation of the Concentra Segment into a new, publicly traded company and are included within general and administrative expenses on the Condensed Consolidated Statements of Operations. The transaction costs reflect the costs incurred by the Company during the six months ended June 30, 2024, and they do not include an estimate of costs to be incurred during the remainder of 2024.